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                                                                      EXHIBIT 16


                                                     November 4, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

         We have read Item 4 included in the Form 8-K dated October 29, 2002 of Lucille Farms, Inc. filed with the Securities and Exchange Commission and, except for the Company's efforts to identify a replacement independent accountant (of which we have no knowledge), are in agreement with the statements contained therein.

                                Very truly yours,


                                /s/ Citrin Cooperman & Company, LLP
                                ------------------------------------
                                CITRIN COOPERMAN & COMPANY, LLP



cc: Mr. Alfonso Falivene, President